UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2017 (May 4, 2017)

GSV Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Woodside Road, Woodside, California	94062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 206-4604

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2017, GSV Growth Credit Fund Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.

1.	Gary Kovacs was elected at the Annual Meeting to serve as a director of the Company until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualifies. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary Kovacs	305,622.53	0	0

2.	A proposal to ratify the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes

305,622.53	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSV Growth Credit Fund Inc.

Date: May 8, 2017	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer, Treasurer and Secretary